UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

Nuvectra Corporation (the “Company”) announced on June 7, 2018 that Ms. Jennifer Kosharek, age 37, would be appointed to the position of Vice President, Controller and Principal Accounting Officer, effective as of June 8, 2018. Ms. Kosharek joined Nuvectra in January 2016 as Executive Director, Corporate Controller. Ms. Kosharek is responsible for all global accounting and shared services activities including general ledger, accounts payable, accounts receivable, payroll, and tax while ensuring compliance with US GAAP, SEC regulations, Sarbanes Oxley, IRS rules and internal financial policies and procedures. She will also be responsible for overseeing the Company’s stock administration, internal audit and external audits and will provide financial guidance on technical accounting issues and manage all financial reporting aspects of the company, including all SEC reporting. Ms. Kosharek has more than 15 years of audit and accounting experience, including 7 years of public company accounting experience. She has held various finance and leadership positions. Prior to joining Nuvectra, Ms. Kosharek was the Corporate Controller and subsequently served as the Chief Financial Officer and Vice President of Finance of Interphase Corporation from 2011 to 2015 and also served as the Senior Accountant – External Reporting and later as the Accounting Manager at Sabre Holdings from 2008 to 2011. Ms. Kosharek was also an Audit Associate and an Audit Senior Associate at the accounting firm of Grant Thornton, LLP from 2004 until 2008. Ms. Kosharek has a Masters of Public Accountancy from the University of Wisconsin-Whitewater and has been a registered CPA since 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

June 12, 2018	NUVECTRA CORPORATION

By: /s/ Melissa G. Beare
Name: Melissa G. Beare
Title: General Counsel and Corporate Secretary